UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 2, 2006

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

        On May 2, 2006, Oshkosh Truck Corporation (the “Company”) issued a press release (the “Press Release”) announcing its earnings for the second quarter ended March 31, 2006 and its revised outlook for fiscal 2006. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

        On May 2, 2006, the Company held a conference call in connection with the Company’s announcement of its earnings for the second quarter ended March 31, 2006 and its revised outlook for fiscal 2006 and beyond. A copy of the script (the “Script”) for such conference call is furnished as Exhibit 99.2 and is incorporated by reference herein. An audio replay of such conference call and the related question and answer session will be available for at least twelve months on the Company’s web site at www.oshkoshtruckcorporation.com.

        The information, including without limitation all forward-looking statements, contained in the Press Release, the Script and related slide presentation on the Company’s web site (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of May 2, 2006. The Company has adopted a policy that if the Company makes a determination that it expects the Company’s earnings per share for future periods for which projections are contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session to be lower than those projections, then the Company will publicly disseminate that fact. The Company’s policy also provides that if the Company makes a determination that it expects the Company’s earnings per share for future periods to be at or above the projections contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session, then the Company does not intend to publicly disseminate that fact. Except as set forth above, the Company assumes no obligation, and disclaims any obligation, to update information contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly conference call, if at all.

        The Press Release, the Script and the Slide Presentation contain, and representatives of the Company made, during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the Press Release, the Script and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, the following:

Accuracy of Assumptions. The expectations reflected in the forward-looking statements, in particular those with respect to projected sales, costs, earnings, capital expenditures, debt levels and cash flows, are based in part on certain assumptions made by the Company, some of which are referred to in, or as part of, the forward-looking statements. Such assumptions include, without limitation, those relating to the Company’s ability to continue the turnaround of the business of the Geesink Norba Group sufficiently to support its current valuation resulting in no non-cash impairment charge for Geesink Norba Group goodwill; the Company’s ability to increase its operating income margins at McNeilus Companies, Inc. (“McNeilus”); the Company’s ability to recover steel and component cost increases with selling price increases to its customers; anticipated commercial segment sales in advance of and following a diesel engine emissions standards change effective January 1, 2007; the Company’s estimates for the level of concrete placement activity, housing starts and mortgage rates; the performance of the U.S. and European economies generally; the Company’s expectations as to timing of receipt of sales orders and payments and execution and funding of defense contracts; the Company’s ability to achieve cost reductions and operating efficiencies, in particular at McNeilus and the Geesink Norba Group; the anticipated level of production and margins associated with the Family of Heavy Tactical Vehicles contract, the Indefinite Demand/Indefinite Quantity truck remanufacturing contract, the Medium Tactical Vehicle Replacement follow-on contract and international defense truck contracts; the expected level of U.S. Department of Defense procurement of replacement parts and services and funding thereof; the Company’s estimates for capital expenditures of municipalities for fire and emergency and refuse products, of airports for aircraft rescue and snow removal products and of large commercial waste haulers generally and with the Company; federal funding levels for U.S. Department of Homeland Security and spending by governmental entities on homeland security apparatus; the availability of chassis components, including engines and commercial chassis generally; the Company’s planned spending on product development and bid and proposal activities with respect to defense truck procurement competitions and the outcome of such competitions; the expected level of commercial “package” body and purchased chassis sales compared to “body only” sales; the Company’s ability to integrate acquired businesses and achieve expected synergies; the Company’s estimates of the impact of changing fuel prices and credit availability on capital spending of towing operators; anticipated levels of capital expenditures; the Company’s estimates for costs relating to litigation, product warranty, insurance, stock options and restricted stock awards, personnel and raw materials; the Company’s estimates for debt levels, interest rates, working capital needs and effective tax rates; and that the Company does not complete any further acquisitions. The Company cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to have been correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on the Company’s ability to achieve the results that the forward-looking statements contemplate.

Geesink Norba Group Turnaround. Prior to the fourth quarter of fiscal 2005, the Geesink Norba Group operated at a loss for five quarters due to the weak European economy, declines in selling prices in its markets, operational inefficiencies and increased material, labor and warranty costs related to the launch of a new Geesink-branded rear loader. Although the Geesink Norba Group operated at a profit in the fourth quarter of fiscal 2005 and the first and second quarters of fiscal 2006 and the Company has taken steps to turn around the business of the Geesink Norba Group, including reducing its work force, installing new executive leadership, implementing lean manufacturing practices, introducing new products and outsourcing components to lower cost manufacturing sites, the Company cannot provide any assurance that the Geesink Norba Group will continue to operate profitably or that such activities will be successful. In addition, the Company may incur costs to continue to implement any such turnaround beyond its current expectations for such costs. Further, if the Company is unable to continue to turnaround the business of the Geesink Norba Group, then the Company may be required to record a non-cash impairment charge for Geesink Norba Group goodwill, and there could be other material adverse effects on the net sales, financial condition, profitability and/or cash flows of the Company.

Cyclical Markets. A decline in overall customer demand in the Company’s cyclical commercial or fire and emergency markets could have a material adverse effect on the Company’s operating performance. The ready-mix concrete market that the Company serves is highly cyclical and impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. Although the concrete placement industry is strong in fiscal 2006 compared to historical levels and customers of the Company such as municipalities and large waste haulers have increased their expenditures for fire and emergency and refuse equipment in fiscal 2006, if these improvements do not continue or if these markets face downturns, then there could be a material adverse effect on the net sales, financial condition, profitability and/or cash flows of the Company. Furthermore, the Company’s commercial business has seen an increase in orders in fiscal 2006 as customers pre-buy truck chassis in anticipation of a diesel engine emissions standards change effective January 1, 2007, which the Company believes may result in a reduction in sales in 2007. Additionally, the recent surge in the Company’s defense business is due in significant part to demand for defense trucks, replacement parts and services and truck remanufacturing arising from the conflict in Iraq. Events such as this are unplanned, and the Company cannot predict how long this conflict will last or the demand for its products that will arise out of such an event. Accordingly, the Company cannot provide any assurance that the increased defense business as a result of this conflict will continue.

Government Contracts. The Company is dependent on U.S. and foreign government contracts for a substantial portion of its business. That business is subject to the following risks, among others, that could have a material adverse effect on the Company’s operating performance:

•	The Company’s business is susceptible to changes in the U.S. defense budget, which may reduce revenues that the Company expects from its defense business.

•	The U.S. government may not appropriate funding that the Company expects for its U.S. government contracts, which may prevent the Company from realizing revenues under current contracts or receiving additional orders that the Company anticipates it will receive.

•	Most of the Company’s government contracts are fixed-price contracts, and the Company’s actual costs may exceed its projected costs, which could result in lower profits or net losses under these contracts.

•	The Company is required to spend significant sums on product development and testing, bid and proposal activities and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

•	Competitions for the award of defense truck contracts are intense, and the Company cannot provide any assurance that it will be successful in the defense truck procurement competitions in which it participates.

•	Certain of the Company’s government contracts could be suspended or terminated and all such contracts expire in the future and may not be replaced, which could reduce expected revenues from these contracts.

•	The Company’s defense products undergo rigorous testing by the customer and are subject to highly technical requirements. Any failure to pass these tests, including Production Reliability and Acceptance testing for the Company’s wheeled tanker contract for the United Kingdom Ministry of Defence, or to comply with these requirements could result in unanticipated retrofit costs, delayed acceptance of trucks or late or no payments under such contracts.

•	The Company’s government contracts are subject to audit, which could result in adjustments of the Company’s costs and prices under these contracts.

•	The Company’s defense truck contracts are large in size and require significant personnel and production resources, and when such contracts end, the Company must make adjustments to personnel and production resources.

•	The Company also is currently experiencing difficulties with sourcing sufficient vehicle carcasses to maintain its defense truck remanufacturing business, which creates uncertainty for this area of the Company’s business in the short-term.

Completion and Financing of Acquisitions. A substantial portion of the Company’s growth in the past nine years has come through acquisitions, and the Company’s growth strategy is based in part upon acquisitions. The Company may not be able to identify suitable acquisition candidates or complete future acquisitions, which could adversely affect the Company’s future growth. The Company’s credit facility also contains restrictive covenants that may limit the Company’s ability to take advantage of business opportunities, including acquisitions. Any acquisitions could be dilutive to the Company’s earnings per share. The Company’s level of indebtedness may increase in the future if the Company finances acquisitions with debt, which would cause the Company to incur additional interest expense and could increase the Company’s vulnerability to general adverse economic and industry conditions and limit the Company’s ability to obtain additional financing. If the Company issues shares of its stock as currency in any future acquisitions or as a source of funds to finance acquisitions, then the Company’s earnings per share may be diluted as a result of the issuance of such stock.

Steel and Component Costs. The Company uses thousands of tons of steel annually and steel cost increases have had a significant impact on production costs for the Company’s trucks and truck bodies. During fiscal 2004 and the first six months of fiscal 2005, costs increased sharply for steel and component parts containing steel. Although the Company believes steel costs have stabilized, the Company could face further steel cost increases in fiscal 2006. Steel and component costs that increase further and/or are not recovered through increases in the Company’s selling prices could impact the Company in the following ways:

•	In the commercial and fire and emergency businesses, the Company announced selling price increases during fiscal 2005, some of which take effect in fiscal 2006, to recover increased steel and component costs and is likely to further increase prices. However, any such new product prices apply only to new orders, and the Company does not anticipate being able to recover all cost increases from customers in fiscal 2006 due to the amount of orders in the Company’s backlog prior to the effective dates of new selling prices for the Company’s products. In addition, some customers have reacted adversely to these price increases, and competitive conditions have limited, and may limit in the future, price increases in some market sectors. Alternatively, adherence to the price increases could affect sales volumes in some market sectors. Furthermore, steel and component costs may again rise faster than expected, and the Company’s product price increases may not be sufficient to recover such increases.

•	In the defense business, the Company is generally limited in its ability to raise prices in response to rising steel and component costs as the Company largely does business under firm, fixed-price contracts. The Company attempts to limit its risk by obtaining firm pricing from suppliers at contract award. However, if these suppliers, including steel mills, do not honor their contracts, then the Company could face margin pressure in its defense business.

Revolution® Composite Concrete Mixer Drum. The Company has made and will continue to make significant investments in technology and manufacturing facilities relating to the Revolution® composite concrete mixer drum product, and the Company anticipates that this product will contribute to growth in revenues and earnings of the Company’s commercial segment. However, the Company cannot provide any assurance that such growth will result. Without limitation:

•	The Revolution® drum is a new product in the concrete placement market that uses new technology, and the Company cannot provide any assurance that the concrete placement market will broadly accept this product or that the Company will be able to sell this product at targeted prices.

•	Even if market demand for the Revolution® drum meets the Company’s expectations, the Company may not be able to sustain high volume production of this product at projected costs and on projected delivery schedules, which could result in lower profits or net losses relating to this product.

•	The Company’s plans include taking additional actions and making additional investments to introduce different versions of the Revolution® drum and to introduce the product in markets outside the United States, and there will be additional risks associated with these efforts.

•	The Company cannot provide any assurance that competitors will not offer products in the future that compete with the Revolution® drum, which would impact the Company’s ability to sell this product at targeted prices.

•	Because the Revolution® drum is a new product, the Company has experienced and may continue to experience higher costs for warranty and other product related claims.

International Business. For the fiscal year ended September 30, 2005, approximately 15.5% of the Company’s net sales were attributable to products sold outside of the United States, and expanding international sales, including through acquisitions, is a part of the Company’s growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, governmental expropriation and differences in business practices. The Company may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. Unfavorable changes in the political, regulatory and business climate could have a material adverse effect on the Company’s net sales, financial condition, profitability and/or cash flows.

Foreign Currency Fluctuations. The results of operations and financial condition of the Company’s subsidiaries that conduct operations in foreign countries are reported in the relevant foreign currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in the Company’s consolidated financial statements, which are stated in U.S. dollars. In addition, the Company has certain firm orders in backlog that are denominated in U.K. Pounds Sterling and certain agreements with subcontractors denominated in U.K. Pounds Sterling and Euros, which will subject the Company to foreign currency transaction risk to the extent they are not hedged. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro and the U.K. Pound Sterling, may have a material effect on the Company’s net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of the Company’s results between financial periods.

Interruptions in the Supply of Parts, Components and Chassis. The Company has experienced, and may in the future experience, significant disruption or termination of the supply of some of the Company’s parts, materials, components and final assemblies that the Company obtains from sole source suppliers or subcontractors or incur a significant increase in the cost of these parts, materials, components or final assemblies. Such disruptions, terminations or cost increases could delay sales of the Company’s trucks and truck bodies and could result in a material adverse effect on the Company’s net sales, financial condition, profitability and/or cash flows. A recent surge in over-the-road truck sales has created shortages of certain components utilized by the Company, especially certain engines utilized in the Company’s defense business. The shortages have also caused periodic delays or limitations on the receipt of chassis scheduled for mounting of the Company’s truck bodies across both its fire and emergency and commercial segments. In addition, one component supplier of the Company experienced a major product defect following a product re-design and another component supplier of the Company delivered its components late, both of which reduced the Company’s fiscal 2006 second quarter sales. It is possible that some or all of such shortages could intensify during calendar 2006, which may cause the Company to miss forecasted sales and earnings estimates or incur additional costs to manage production when key components are delivered late.

        Competition. The Company operates in highly competitive industries. Several of the Company’s competitors have greater financial, marketing, manufacturing and distribution resources than the Company and the Company is facing competitive pricing from new entrants in certain markets. The Company’s products may not continue to compete successfully with the products of competitors, and the Company may not be able to retain or increase its customer base or to improve or maintain its profit margins on sales to its customers, all of which could adversely affect the Company’s net sales, financial condition, profitability and/or cash flows.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

(99.1)	Oshkosh Truck Corporation Press Release dated May 2, 2006.

(99.2)	Script for conference call held May 2, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: May 2, 2006	By: /s/ Charles L. Szews
Charles L. Szews
Executive Vice President and
Chief Financial Officer

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated May 2, 2006

 Exhibit
Number

(99.1)	Oshkosh Truck Corporation Press Release dated May 2, 2006.

(99.2)	Script for conference call held May 2, 2006.